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                                                                     EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER


         This Agreement and Plan of Merger, dated as of June 12, 2002 (the "Effective Date"), is entered into by and among CRD Acquisition, Inc., a Nevada corporation ("CAI"), Gump & Company, Inc., a Delaware corporation and the parent corporation of CAI ("Holdings"), the shareholders of Holdings listed on the signature page hereto (each, a "Shareholder", and collectively, the "Shareholders"), Car Rental Direct, Inc., a Nevada corporation (the "Company"), and MAII Holdings, Inc., a Texas corporation and the parent corporation of the Company ("MAII").

                                    RECITALS

         WHEREAS, the board of directors of the CAI, Holdings, the Company and MAII have adopted this Agreement and Plan of Merger, providing for the merger of CAI with and into the Company (the "Merger") under the Nevada Revised Statutes (the "NRS") in accordance with the provisions of this Agreement and have recommended the Merger to their respective shareholders for approval;

         WHEREAS, the parties intend for the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code (as defined below).

                                   ARTICLE I
                                  DEFINITIONS

         As used in this Agreement:

         "MAII" is defined in the preamble to this Agreement.

         "Company Stock" means the common stock, $0.01 par value per share, of the Company.

         "CAI" is defined in the preamble to this Agreement.

         "Agreement" means this agreement, as it may be amended or modified and in effect from time to time.

         "Article" means an article of this Agreement unless another document is specifically referenced.

         "Closing" is defined in Section 5.1.

         "Closing Date" is defined in Section 5.1.

         "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

         "Company" is defined in the preamble to this Agreement.

         "Constituent Companies" means the Company and CAI.



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         "Effective Date" is defined in the preamble to this Agreement.

         "Effective Time" means the time at which the Articles of Merger are filed with the Secretary of State of the State of Nevada, in accordance with the NRS.

         "Exchange Act" means the Securities and Exchange Act of 1934, as amended from time to time, and any rule and regulation issued thereunder.

         "Excluded Taxes" means, with respect to a Person, taxes duties, levies, imports, deductions, charges or withholdings imposed on its overall net income, and franchise, privilege and similar taxes imposed on it, by (a) the jurisdiction under the laws of which such Person is incorporated or organized or resides, (b) the jurisdiction in which such Person's principal executive office is located, or (c) any other jurisdiction in which such Person is doing business or has been subject to tax.

         "Exhibit" refers to an exhibit to this Agreement, unless another document is specifically referenced.

         "GAAP" means generally accepted accounting principles as in effect from time to time, applied in a consistent manner.

         "Holdings Common Stock" means shares of Holdings' common stock, $0.01 par value.

         "Holdings Latest Balance Sheet" is defined in Section 4.5(c).

         "Holdings SEC Documents" is defined in Section 4.5(a).

         "Indebtedness" of a Person means such Person's (a) obligations for borrowed money, (b) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (c) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (d) obligations which are evidenced by notes, acceptances, or other instruments, (e) obligations of such Person to purchase securities or other Property arising out of or in connection with the sale of the same or substantially similar securities or Property, (f) capitalized lease obligations and (g) any other obligation for borrowed money or other financial accommodation which in accordance with GAAP would be shown as a liability on the consolidated balance sheet of such Person.

         "Investment" of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade) or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; any deposit accounts and certificate of deposit owned by such Person; and structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person.

         "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential



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arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, capitalized lease or other title retention agreement).

         "Material Adverse Effect" means, with respect to a Person, a material adverse effect on (i) the business, Property, condition (financial or otherwise), or results of operations of the Person taken as a whole, (ii) the ability of the Person to perform its obligations under this Agreement, or (iii) the validity or enforceability of this Agreement or the rights or remedies of hereunder.

         "Merger" is defined in the Recitals to this Agreement.

         "Permitted Liens" means those Liens described in Section 6.1(h).

         "Person" means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

         "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended from time to time, and any rule and regulation issued thereunder.

         "Schedule" refers to a specific schedule to this Agreement, unless another document is specifically referenced.

         "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

         "Subsidiary" of a Person means (a) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(b) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Company.

         "Substantial Portion" means, with respect to the Property of the Company, Property which (a) represents more than 10% of the consolidated assets of the Company as would be shown in the consolidated financial statements of the Company as at the beginning of the twelve-month period ending with the month in which such determination is made, or (b) is responsible for more than 10% of the consolidated net sales or of the consolidated net income of the Company as reflected in the financial statements referred to in clause (a) above.

         "Surviving Corporation" is defined in Section 2.1.



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

         "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes.

         The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

                                   ARTICLE II
                                   THE MERGER

         2.1 The Merger. Subject to the terms and conditions of this Agreement and on the basis of the representations and warranties set forth herein, at the Effective Time, CAI will be merged with and into the Company in accordance with this Agreement, and the separate existence of CAI shall cease, and the Company shall continue as the surviving corporation. The Company as it exists from and after the Effective Time, is sometimes referred to hereinafter as the "Surviving Corporation."

         2.2 Effect of the Merger. Upon the effectiveness of the Merger, the Surviving Corporation shall possess all the rights, privileges, immunities and franchises, as well of a public as of a private nature, and be subject to all the restrictions, disabilities and duties, of each of the Constituent Companies; and all property, real, personal and mixed, and all debts due to any of the Constituent Companies on whatever account, including subscriptions to shares, and all other things in action and all and every other interest, of or belonging to each of the Constituent Companies, shall be vested in the Surviving Corporation without further act or deed and without any transfer or assignment having occurred; and all property, rights, privileges, immunities and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the Constituent Companies, and the title to any real estate vested by deed or otherwise in either of the Constituent Companies shall not revert or be in any way impaired by reason of the Merger; but all rights of creditors and all liens upon any property of either of the Constituent Companies shall be preserved unimpaired, and all debts, liabilities and duties of the Constituent Companies shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it; and all other effects of the Merger specified in the NRS shall result therefrom.

         2.3 Consummation of the Merger. As soon as practicable after the satisfaction or waiver of the conditions to this Agreement, the parties hereto will cause the Merger to be consummated by filing with the appropriate agency of the State of Nevada properly executed Articles of Merger, substantially in the form attached as Exhibit I, incorporating, to the extent required by the laws of the State of Nevada, this Agreement.

         2.4 Articles of Incorporation; Bylaws; Directors and Officers. The Articles of Incorporation of Surviving Corporation from and after the Effective Time shall be the Articles of Incorporation of the Company until thereafter amended in accordance with the provisions therein and as provided by the NRS. The Bylaws of the Surviving Corporation from and after the Effective Time shall be the Bylaws of the Company as in effect immediately prior to the Effective Time, continuing until thereafter amended in accordance with their terms and the Articles of Incorporation of the Surviving Corporation and as provided by the NRS. The directors of the Surviving Corporation shall be: Christie S. Tyler, Richard F. Dahlson, Thomas A. Montgomery and Brodie



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Cobb, until their successors are duly elected and qualified, and the officers of the Surviving Corporation shall be the officers of the Company holding such positions immediately prior to the Effective Time until their respective successors are duly appointed and qualified.

         2.5 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, CAI or any holder of any shares of capital stock of CAI:

                  (a) Each share of Company Stock that is held in the treasury of the Company or of any of its subsidiaries shall be canceled and retired and no capital stock of the Surviving Corporation or Holdings, cash or other consideration shall be paid or delivered in exchange therefore.

                  (b) Each outstanding share of CAI Stock shall be converted into one (1) share of common stock of the Surviving Corporation.

                  (c) Each remaining outstanding share of the Company Stock shall be converted into the right to receive a proportionate share of an aggregate of 8,250,000 shares of duly authorized, validly issued, fully paid and non-assessable shares of Holdings Common Stock, without interest (the "Merger Price").

         2.6 Merger Payment Procedure. As soon as practicable after the Effective Time, the Surviving Corporation will distribute to holders of record of the Company Stock so converted, upon surrender to the Surviving Corporation of one or more certificates for such shares of the Company Stock for cancellation, a certificate representing the proportionate share of Holdings Common Stock due as a result of the Merger. In no event shall the holder of any surrendered certificates for shares of the Company Stock be entitled to receive interest on account of any shares of Holdings Common Stock due as a result of the Merger.

         2.7 Closing of the Company Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Stock shall thereafter be made.

         2.8 Reorganization under Section 368(a) of the Code. The parties intend that the Merger will qualify as a tax-free reorganization under Section 368(a) of the Code and this Agreement are to be interpreted to that effect. Each party agrees to render to the other parties reasonable assistance to preserve that tax treatment,, however, no representation is made by any party hereto as to whether the transactions contemplated hereby will so qualify.

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

         MAII and the Company, jointly and severally, represent and warrant to Holdings that the statements contained in this Article III are true and correct, except as set forth in the Schedules delivered by the Company to Holdings concurrently herewith and which are attached hereto.

         3.1 Organization. The Company is a corporation, duly organized, validly existing and in good standing under the laws of the State of Nevada. The Company
(a) is qualified or licensed in all jurisdictions where such qualification or license is required to own and operate its properties



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and conduct its business in the manner and at the places presently conducted;
(b) holds all franchises, grants, licenses, certificates, permits, consents and orders, all of which are valid and in full force and effect, from all applicable United States and foreign regulatory authorities necessary to own and operate its properties and to conduct its business in the manner and at the places presently conducted; and (c) has full power and authority (corporate and other) to own, lease and operate its respective properties and assets and to carry on its business as presently conducted and as proposed to be conducted, except, in each case, where the failure to be so qualified or licensed or to hold such franchises, grants, licenses, certificates, permits, consents and orders or to have such power and authority would not, when taken together with all other such failures, reasonably be expected to have a Material Adverse Effect with respect to the Company, as the case may be. Except for Ajax Rent-A-Car, Inc., a California corporation which is wholly-owned by the Company, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

         3.2 Capital Structure.

                  (a) As of the Effective Date, the authorized capital stock of the Company consists of 1,000 shares of Company Stock, and no shares of preferred stock. MAII owns one hundred percent (100%) of the Company Stock. There are no bonds, debentures, notes or other indebtedness having voting rights (or convertible or exchangeable into securities having such rights) ("Company Voting Debt") of the Company issued and outstanding. There are no existing (i) options, warrants, calls, preemptive rights, subscriptions or other rights, convertible or exchangeable securities, agreements, arrangements or commitments of any character, relating to the issued or unissued equity or membership interests of the Company, obligating the Company to issue, transfer or sell or cause to be issued, transferred or sold any equity or membership interest or Company Voting Debt of, or other equity or membership interest in, the Company, as the case may be, (ii) securities convertible into or exchangeable for such equity or membership interests, or (iii) obligations of the Company to grant, extend or enter into any such option, warrant, call, preemptive right, subscription or other right, convertible security, agreement, arrangement or commitment.

                  (b) There are no voting trusts, proxies or other agreements or understandings to which the Company is a party with respect to the voting of the equity interest of the Company. Except as necessary to consummate the transactions contemplated herein, the Company is not a party to any agreement or obligation, contingent or otherwise, to redeem, repurchase or otherwise acquire or retire any equity or membership interests of the Company, whether as a result of the transactions contemplated by this Agreement or otherwise.

                  (c) Since the Company was acquired by MAII on August 23, 2001 (the "Acquisition Date"), the Company has not (i) made or agreed to make any split of its equity or dividend, or issued or permitted to be issued any equity interests, or securities exercisable for or convertible into equity, of the Company, (ii), repurchased, redeemed or otherwise acquired any equity of the Company, or (iii) declared, set aside, made or paid any dividends or other distributions on the outstanding equity of the Company.

         3.3 Authorization and Validity. MAII and the Company each have the corporate power and authority and legal right to execute and deliver this Agreement and to perform their respective



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obligations hereunder. The execution and delivery by each of MAII and the
Company of this Agreement and the performance of their respective obligations hereunder have been duly authorized by proper corporate or other proceedings, and this Agreement constitutes the legal, valid and binding obligation of MAII and the Company enforceable against each in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

         3.4 No Conflict; Consent. Neither the execution and delivery by MAII and the Company of this Agreement, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate
(a) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on MAII or the Company, or (b) MAII's or the Company's articles or certificate of incorporation, or bylaws, or (c) the provisions of any indenture, instrument or agreement to which MAII or the Company is a party or is subject, or by which it, or their respective Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of MAII or the Company pursuant to the terms of any such indenture, instrument or agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by MAII or the Company is required to be obtained by MAII or the Company in connection with the execution and delivery of this Agreement, or the legality, validity, binding effect or enforceability of any of this Agreement. No consent, approval or authorization of, or notice to, any other person or entity, including, without limitation, parties to loans, contracts, leases or other agreements, is required in connection with the execution, delivery and performance of this Agreement by MAII or the Company or the consummation by it of the transactions contemplated hereby.

         3.5 Company Information. The Company is a wholly-owned subsidiary of MAII, which is a reporting company under the Exchange Act. MAII has included in its Exchange Act filings all material information regarding the Company required to be disclosed therein by the Exchange Act; it being acknowledged that MAII's Exchange Act filings are consolidated and contain assets and liabilities of both MAII and the Company. The Company has, however, delivered to Holdings the Company's unaudited financial statements for the one-year period ended December 31, 2001 and for the three-month period ended March 31, 2002 (the "Company Financial Statements"). The Company Financial Statements have been prepared on a consistent basis during the relevant periods, and present fairly the financial position and results of operations and changes in cash flows of the Company as of the respective dates or for the respective periods reflected therein.

         3.6 Material Adverse Change. Since March 31, 2002 there has been no change in the business, property, condition (financial or otherwise) or results of operations of the Company which could reasonably be expected to have a Material Adverse Effect with respect to the Company, as the case may be.

         3.7 Taxes. The Company has filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Company, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided on the Company Financial Statements and as to which no Lien exists. No tax liens have been filed and no claims are being



                                       7

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asserted with respect to any such taxes. The charges, accruals and reserves on the books of the Company in respect of any taxes or other governmental charges are adequate.

         3.8 Litigation. There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the best knowledge of any of its officers, threatened against or affecting the Company which could reasonably be expected to have a Material Adverse Effect with respect to the Company, as the case may be.

         3.9 Compliance With Laws. The Company has complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property except for any failure to comply with any of the foregoing which could not reasonably be expected to have a Material Adverse Effect with respect to the Company.

         3.10 Information Furnished to MAII. MAII have been provided with, and are familiar with, the financial and other information regarding the business and operations of Holdings, including, but not limited to, the Holdings SEC Documents that MAII deems necessary for evaluating the merits and risks of the transactions contemplated by this Agreement. MAII is knowledgeable and experienced in financial and business matters and is capable of evaluating the merits and risks of the transactions contemplated by this Agreement.

         3.11 Investment Purposes. MAII is acquiring the Holdings Common Stock for investment purposes and not with a view toward resale or distribution thereof, and has no present intention of selling, granting any participation in, or otherwise distributing the Holdings Common Stock.

         3.12 Restricted Securities. MAII understands that the shares of Holdings Common Stock will be issued by Holdings pursuant to an exemption from the registration requirements of the Securities Act , and are characterized as "restricted securities" under the Securities Act and may be resold without registration under the Securities Act only in limited circumstances. In connection with the foregoing, MAII is familiar with Rule 144 and understand the resale limitations imposed thereby on the Common Stock.

         3.13 Broker's or Finder's Commissions. No broker's or finder's or placement fee or commission will be payable to any broker or agent engaged by MAII, the Company or any of its officers, directors or agents with respect to the transactions contemplated by this Agreement.

                                   ARTICLE IV
               REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

         The Shareholders, jointly and severally, represent and warrant to MAII and the Company that the statements contained in the Article IV are true and correct, except as set forth in the Schedules delivered by the Shareholders to MAII concurrently herewith.

         4.1 Organization. Each of CAI and Holdings is a corporation, duly organized, validly existing and in good standing under the laws of their respective states of incorporation. Each of CAI and Holdings (a) is qualified or licensed in all jurisdictions where such qualification or license is required to own and operate its properties and conduct its business in the manner and at the places



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presently conducted; (b) holds all franchises, grants, licenses, certificates, permits, consents and orders, all of which are valid and in full force and effect, from all applicable United States and foreign regulatory authorities necessary to own and operate its properties and to conduct its business in the manner and at the places presently conducted; and (b) has full power and authority (corporate and other) to own, lease and operate its respective properties and assets and to carry on its business as presently conducted and as proposed to be conducted, except, in each case, where the failure to be so qualified or licensed or to hold such franchises, grants, licenses, certificates, permits, consents and orders or to have such power and authority would not, when taken together with all other such failures, reasonably be expected to have a Material Adverse Effect with respect to CAI or Holdings, as the case may be. Except for Holdings' ownership of the equity interest in CAI or as otherwise as contemplated herein, neither CAI nor Holdings directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

         4.2 Capital Structure.

                  (a) As of the Effective Date, the authorized capital stock of Holdings consists of 20,000,000 shares of Holdings Common Stock, and 2,000,000 shares of preferred stock. As of the Effective Date, (i) 2,633,201 shares of Holdings Common Stock and no shares of preferred stock were issued and outstanding, (ii) no options or warrants for shares of Holdings Common Stock were issued and outstanding; and (iii) no shares of Holdings Common Stock were held in the treasury of the Company. All the outstanding shares of Holdings Common Stock are duly authorized, validly issued, fully paid and non-assessable. As of the Effective Date, CAI has 1,000 authorized and issued shares of common stock, par value $0.01 per share, all of which shares are owned by Holdings. There are no bonds, debentures, notes or other indebtedness having voting rights (or convertible or exchangeable into securities having such rights) ("Voting Debt") of Holdings or CAI issued and outstanding. Except as set forth above, there are no equity interests of Holdings or CAI authorized, issued or outstanding and there are no existing (i) options, warrants, calls, preemptive rights, subscriptions or other rights, convertible or exchangeable securities, agreements, arrangements or commitments of any character, relating to the issued or unissued equity interests of Holdings or CAI, obligating Holdings or CAI to issue, transfer or sell or cause to be issued, transferred or sold any equity interest or Voting Debt of, or other equity interest in, Holdings or CAI, (ii) securities convertible into or exchangeable for such equity interests or (iii) obligations of Holdings or CAI to grant, extend or enter into any such option, warrant, call, preemptive right, subscription or other right, convertible security, agreement, arrangement or commitment. Holdings has not granted to any Person any rights to have any securities registered under the Securities Act.

                  (b) There are no voting trusts, proxies, shareholders agreements or other agreements or understandings to which Holdings is a party with respect to the voting or transfer of the equity interests or capital stock of Holdings. Holdings is not a party to any agreement or obligation, contingent or otherwise, to redeem, repurchase or otherwise acquire or retire any equity interests of Holdings, whether as a result of the transactions contemplated by this Agreement or otherwise.

                  (c) Holdings has not (a) made or agreed to make any split of its equity interests or dividend, or issued or permitted to be issued any equity interests, or securities exercisable for or convertible into equity interests, of Holdings, (b), repurchased, redeemed or otherwise acquired any



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

equity or membership interests of Holdings, or (c) declared, set aside, made or paid any dividends or other distributions on the outstanding equity interests of Holdings.

                  (d) The Company does not own any equity interest in any corporation, partnership or other business entity, except CAI.

         4.3 Authorization and Validity. Each of CAI and Holdings has the corporate power and authority and legal right to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by each of CAI and Holdings of this Agreement and the performance of their respective obligations hereunder have been duly authorized by proper corporate and other proceedings, and this Agreement constitutes the legal, valid and binding obligation of each of CAI and Holdings enforceable against it in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

         4.4 No Conflict; Government Consent. Neither the execution and delivery by CAI and Holdings of this Agreement, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate
(a) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on CAI or Holdings, or (b) CAI or Holdings' articles or certificate of incorporation or bylaws, or (c) the provisions of any indenture, instrument or agreement to which either CAI or Holdings is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of CAI or Holdings pursuant to the terms of any such indenture, instrument or agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by CAI or Holdings is required to be obtained by CAI or Holdings in connection with the execution and delivery of this Agreement, or the legality, validity, binding effect or enforceability of any of this Agreement. No consent, approval or authorization of, or notice to, any other person or entity, including, without limitation, parties to loans, contracts, leases or other agreements, is required in connection with the execution, delivery and performance of this Agreement by CAI or Holdings or the consummation by it of the transactions contemplated hereby.

         4.5 Holdings Financial Statements.

                  (a) Holdings has filed all forms, reports, statements, schedules, registration statements and other documents required to be filed with the SEC since July 3, 2000 (the "Holdings SEC Documents"), each of which complied in all material respects with the applicable requirements of the Securities Act, and the rules and regulations promulgated thereunder, or the Exchange Act and the rules and regulations promulgated thereunder, each as in effect on the date so filed. No Subsidiary of Holdings is required to file any form, report, statement, schedule, registration statement or other document with the SEC. No Holdings SEC Document, when filed (or, if amended or superseded by a filing prior to the Closing Date, on the date of such filing) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.



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

                  (b) Each of the audited and unaudited consolidated financial statements of Holdings (including any related notes thereto) included in the Holdings SEC Documents have been prepared in accordance with GAAP, applied on a consistent basis during the relevant periods (except as may be disclosed in the notes thereto), and present fairly the consolidated financial position and consolidated results of operations and changes in cash flows of Holdings and its Subsidiaries as of the respective dates or for the respective periods reflected therein, except, in the case of the unaudited interim financial statements, for normal and recurring year-end adjustments that are not material.

                  (c) Except as set forth on the consolidated balance sheet of Holdings and its Subsidiaries as of March 31, 2002 included in the Holdings SEC Documents (the "Holdings Latest Balance Sheet"), or in the notes thereto, neither Holdings nor any of its Subsidiaries has any liabilities, debts, claims or obligations of any nature (whether accrued, absolute, direct or indirect, contingent or otherwise, whether due or to become due), and there is no existing condition or set of circumstances which would reasonably be expected, individually or in the aggregate, to result in such a liability.

                  (d) As of the date hereof, Holdings has no assets or liabilities (contingent or otherwise).

         4.6 Material Adverse Change. Since March 31, 2002, there has been no change in the business, property, condition (financial or otherwise) or results of operations of Holdings which could reasonably be expected to have a Material Adverse Effect with respect to Holdings.

         4.7 Taxes. Holdings has filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by Holdings, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided on the Holdings Latest Balance Sheet and as to which no Lien exists. No tax liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of Holdings in respect of any taxes or other governmental charges are adequate. Holdings is taxable as a "C" corporation for federal income tax purposes.

         4.8 Litigation and Contingent Obligations. Except for an SEC action against Disalvo, a settlement of which has been approved by the SEC's San Francisco branch office, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to best knowledge of any of its officers, threatened against or affecting Holdings. Holdings has no contingent obligations not provided for or disclosed in the Holdings Latest Balance Sheet.

         4.9 Agreements. Except for the Agreement Appointing Securities Transfer Corporation as Transfer Agent and Registrar, dated May 30, 2000, Holdings is not a party to any agreement, contract, lease, license or other instrument. The Shareholders and Holdings agree that each of the Consulting Agreements and/or Services Agreement between any Shareholder and Holdings are hereby terminated, with no further force or effect.

         4.10 Compliance With Laws. Holdings has complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property except for any failure to comply with any of the foregoing which could not reasonably be expected to have a Material Adverse Effect with respect to Holdings.

         4.11 Operations. Neither Holdings nor CAI has ever had any operations.

         4.12 Issuance of Holdings Common Stock. The shares of Holdings Common Stock to be delivered to MAII hereunder have been duly and validly authorized and when issued in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable and will not have been issued in violation of any statutory preemptive rights, or any other preemptive right, co-sale right, right of first refusal or other similar right.

         4.13 Information Furnished to CAI and Holdings. CAI and Holdings have been provided with, and are familiar with, the financial and other information regarding the business and operations of the Company, including, but not limited to, the Company Financial Statements, that CAI and Holdings deem necessary for evaluating the merits and risks of the transactions contemplated by this Agreement. CAI and Holdings are knowledgeable and experienced in financial and business matters and is capable of evaluating the merits and risks of the transactions contemplated by this Agreement.

         4.14 Broker's or Finder's Commissions. No broker's or finder's or placement fee or commission will be payable to any broker or agent engaged by CAI or Holdings or any of its officers, directors or agents with respect to the transactions contemplated by this Agreement. Holdings agrees to indemnify MAII and the Company and hold them harmless from and against any claim, demand or liability for broker's or finder's or placement fees or similar commissions, whether or not payable by CAI or Holdings, alleged to have been incurred in connection with such transactions as a result of CAI's or Holdings' actions or inactions, other than any broker's or finder's fees payable to Persons engaged by MAII and the Company.

                                   ARTICLE V
                                     CLOSING

         5.1 Closing. The closing of the transactions contemplated under this Agreement (the "Closing") shall take place at the offices of Jackson Walker L.L.P., 2435 N. Central Expressway, Suite 600, Richardson, Texas, 75080 on or before June 14, 2002, or such other date as mutually agreed to by the parties (the "Closing Date")

         5.2 CAI and Holdings Conditions. The obligation of CAI and Holdings to consummate the transactions contemplated under this Agreement is subject to the satisfaction, prior to or at the Closing, of the following conditions:

                  (a) Representations and Warranties True. The representations and warranties of MAII and the Company contained in Article III shall be true and correct in all material respects and the covenants and agreements set forth in Section 6.1 shall have been complied with at and as of the Closing Date as though then made, except to the extent of changes caused by the transactions expressly contemplated herein.

                  (b) Consents. CAI and Holdings shall have received any approvals and consents required under its loan agreements, leases, and indentures, shareholders agreements or other debt documents or contracts necessary to consummate the transactions contemplated herein, including without limitation, those set forth on Schedule 4.4.

                  (c) No Injunctions. There shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction prohibiting or imposing any condition on the consummation of any of the transactions contemplated hereby.

         5.3 MAII and the Company Conditions. The obligation of MAII and the Company to consummate the transactions contemplated under this Agreement is subject to the satisfaction, prior to or at the Closing, of the following conditions:

                  (a) Representations and Warranties True. The representations and warranties of CAI and Holdings contained in Article IV hereof shall be true and correct in all material respects and the covenants and agreements set forth in Section 6.2 shall have been complied with at and as of the Closing Date as though then made, except to the extent of changes caused by the transactions expressly contemplated herein.

                  (b) Consents. MAII and the Company shall have received any approvals and consents required under their respective loan agreements, leases, and indentures, shareholders agreements or other debt documents or contracts necessary to consummate the transactions contemplated herein, including, without limitation, those set forth on Schedule 3.4.

                  (c) Reorganization Agreement. Holdings and certain stockholders of Holdings shall have executed and delivered the Reorganization Agreement, a copy of which has been attached hereto as Exhibit II, and the transactions contemplated in such Reorganization Agreement shall have been completed.

                  (d) No Injunctions. There shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction prohibiting or imposing any condition on the consummation of any of the transactions contemplated hereby.

         5.4 Closing Deliverables.

                  (a) At the Closing, MAII and the Company will have delivered or caused to be delivered to Holdings all of the following in form and substance satisfactory to Holdings:

                           (i) a certificate of the secretary or assistant secretary of the Company, certifying (A) as to the names and true signatures of the officers of the Company authorized to sign this Agreement and the other documents to be delivered by the Company hereunder, (B) that a true, correct and complete copy of the articles of organization of the Company is attached, and (C) that a true, correct and complete copy of the bylaws of the Company is attached;

                           (ii) a certificate of the secretary or assistant secretary of MAII, certifying (A) as to the names and true signatures of the officers of MAII authorized to sign this Agreement and the other documents to be delivered by MAII hereunder, (B) that a true, correct and complete copy of the articles of incorporation of MAII is attached, and (C) that a true, correct and complete copy of the bylaws of MAII is attached;

                           (iii) copies of the resolutions unanimously and duly adopted by MAII's and the Company's boards of directors, authorizing the execution, delivery and performance by MAII and the Company of this Agreement, and the consummation of all of the other transactions hereunder and thereunder, certified as of the Closing Date by the secretary or assistant secretary of MAII and the Company, as applicable;

                           (iv) a certificate dated as of the Closing Date from an officer of each of MAII and the Company stating that the conditions specified in Section 5.3 have been fully satisfied or waived by Holdings;

                           (v) a certificate of good standing and existence form the Secretaries of State of the State of Delaware and Nevada, each of a recent date, with respect to MAII and the Company; as applicable.

                  (b) At the Closing, Holdings will have delivered or caused to be delivered to MAII of the following in form and substance satisfactory to
MAII:

                           (i) a certificate of the secretary or assistant secretary of Holdings, certifying (A) as to the names and true signatures of the officers of Holdings authorized to sign this Agreement and the other documents to be delivered by Holdings hereunder, (B) that a true, correct and complete copy of the articles of incorporation of Holdings is attached, and (C) that a true, correct and complete copy of the bylaws of Holdings is attached;

                           (ii) copies of the resolutions unanimously and duly adopted by Holdings' and CAI's boards of directors authorizing the execution, delivery and performance by Holdings of this Agreement, and the consummation of all of the other transactions hereunder and thereunder, certified as of the Closing Date by the secretary or assistant secretary of Holdings;

                           (iii) a certificate dated as of the Closing Date from an officer of each of CAI and Holdings stating that the conditions specified in section 5.2 have been fully satisfied or waived by MAII and the Company;

                           (iv) a certificate representing 8,250,000 shares of Holdings Common Stock; and

                           (v) a certificate of existence and good standing from the Secretaries of State of the States of Delaware and Nevada, each of a recent date, with respect to Holdings and CAI, as applicable.

                                   ARTICLE VI
                                OTHER AGREEMENTS

         6.1 Covenants of MAII and the Company. After the Effective Date and until the earlier of (a) the Closing Date or (b) the expiration or termination of this Agreement, unless Holdings shall otherwise consent in writing:

                  (a) Conduct of Business. The Company will carry on and conduct its businesses in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly organized, validly existing and in good standing in its jurisdiction of organization and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted. Without limiting the generality of the foregoing, the Company will not: (i) take any action to change the board of directors or executive management; (ii) declare, pay or set aside for payment any dividend or other distribution payable in cash, stock, property or otherwise in respect of its equity ownership; or directly or indirectly redeem, purchase, repurchase (except as required to consummate the transactions contemplated herein) or otherwise acquire any Company Stock or any securities or obligations convertible into or exchangeable for any of its Company Stock, as the case may be; or (iii) enter into any new lines of business or otherwise make material changes to the operation of its business;

                  (b) Taxes. The Company will timely file complete and correct United States federal and applicable foreign, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside on the Company's Financial Statements.

                  (c) Compliance with Laws. The Company will comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject.

                  (d) Merger. Except as contemplated by this Agreement, neither MAII nor the Company will permit MAII or the Company, as the case may be, to, merge or consolidate with or into any other Person.

                  (e) Dilution of Ownership. The Company will not consent to or approve of the issuance of (a) any additional equity securities, (b) any instrument convertible voluntarily by the Company, as the case may be, or automatically upon the occurrence or non-occurrence of any event or condition into, or exchangeable for, any such securities, or (c) any warrants, options, contracts or other commitments entitling any third party to purchase or otherwise acquire any such securities.

         6.2 Covenants of Holdings. After the Effective Date and until the earlier of (a) the Closing Date, or (b) the expiration or termination of this Agreement, unless MAII and the Company shall otherwise consent in writing;

                  (a) Conduct of Business. Holdings will carry on and conduct its business in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly incorporated or organized, validly existing and in good standing in its jurisdiction of incorporation or organization and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted. Without limiting the generality of the foregoing, the

Holdings will not: (i) take any action to change the board of directors or executive management; (ii) declare, pay or set aside for payment any dividend or other distribution payable in cash, stock, property or otherwise in respect of its equity ownership; or directly or indirectly redeem, purchase, repurchase (except as required to consummate the transactions contemplated herein) or otherwise acquire any Holdings Common Stock or any securities or obligations convertible into or exchangeable for any of its Holdings Common Stock, as the case may be; (iii)(A) incur or assume any debt or issue any debt securities, except under its existing lines of credit, but not exceeding the current credit limit under such lines of credit, (B) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person, (C) make any loans or advances to any person, other than with respect to extensions of credit to their respective customers in the ordinary course of business consistent with past practice, or
(D) mortgage or pledge any of its assets, tangible or intangible, or create any material Lien thereupon; (iv) enter into any new lines of business or otherwise make material changes to the operation of its business; or (v) take any action or agree, in writing or otherwise, to take any of the foregoing actions or any action which would make any representation or warranty in Article IV hereof materially untrue or incorrect. CAI will not conduct any business of any kind whatsoever.

                  (b) Taxes. Holdings will timely file complete and correct United States federal and applicable foreign, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside on Holdings Latest Balance Sheets.

                  (c) Compliance with Laws. Holdings will comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject.

                  (d) Merger. Except as contemplated by this Agreement, Holdings will not merge or consolidate with or into any other Person.

                  (e) Dilution of Ownership. Holdings will not consent to or approve of the issuance of (i) any additional stock, securities or other equity securities or interests, (ii) any instrument convertible voluntarily by Holdings or automatically upon the occurrence or non-occurrence of any event or condition into, or exchangeable for, any such stock, securities or interests, or (iii) any warrants, options, contracts or other commitments entitling any third party to purchase or otherwise acquire any such stock, securities or interests.

         6.3 Access. From the Effective Date until the Closing Date (or the termination of this Agreement), each party shall afford to the other party and such other party's representatives reasonable access, upon reasonable notice during normal business hours, to all its properties, books, contracts, commitments, personnel and records and shall furnish promptly to such other party all information concerning its business, properties and personnel as may reasonably be requested. All such information as may be furnished by or on behalf of a party to another party or such other party's representatives pursuant to this Section 6.3 shall be and remain confidential. No investigation pursuant to this Section 6.3 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

         6.4 Notification of Certain Matters. Each of MAII, the Company and Holdings shall promptly advise the other parties orally and in writing of (a) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect or (b) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or (c) any event or change or impending occurrence of any event or change of which it has knowledge and which has resulted, or which, insofar as can reasonably be foreseen, is likely to result, in any of the conditions to the transactions contemplated hereby set forth in Article V not being satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

                                  ARTICLE VII
                 LIMITATION ON TRANSFER OF HOLDINGS COMMON STOCK

         7.1 Restriction on Transfer. The shares of Holdings Common Stock to be issued to MAII in the Merger will not be registered under the Securities Act on the Closing Date and may not be transferred, sold or otherwise disposed of by MAII except pursuant to an effective registration statement under the Securities Act or in accordance with an exemption from the registration requirements of the Securities Act.

         7.2 Restrictive Legend. Each certificate representing shares of Holdings Common Stock issued by Holdings to MAII in accordance with Section 2.2 shall bear the following legend:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE ACT, AS AMENDED, AND IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS OF ANY STATE WITH RESPECT THERETO OR IN ACCORDANCE WITH AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND ALSO MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER WITHOUT COMPLIANCE WITH THE APPLICABLE SECURITIES AND EXCHANGE COMMISSION RULES AND REGULATIONS.

         7.3 Removal of Restrictive Legend. Holdings agrees to remove such legend (or any relevant portion thereof), by prompt delivery of substitute certificates upon the request of the holder if at such time such legend (or portion thereof) is no longer required for purposes of, or applicable pursuant to, the prior provisions of this Section 7.2.

                                  ARTICLE VIII
                          INDEMNIFICATION; TERMINATION

         8.1 Indemnification by MAII. MAII hereby agrees to defend, indemnify and hold Holdings, its officers, directors, shareholders, employees, successors, assigns, attorneys and representatives harmless against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not Holdings is a party thereto) which Holdings may pay or incur arising out of or relating to a breach of any representation, warranty or covenant of MAII or the Company under this Agreement.

         8.2 Indemnification by the Shareholders. The Shareholders, jointly and severally, hereby agree to defend, indemnify and hold MAII and the Company, and their respective officers, directors, shareholders, members, employees, successors, assigns, attorneys and representatives harmless against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not MAII or the Company is a party thereto) which MAII or the Company may pay or incur arising out of or relating to a breach of any representation, warranty or covenant of CAI or Holdings under this Agreement.

         8.3 Nonsurvival of Representations and Warranties. None of the representations and warranties made by MAII or the Company in this Agreement or in any certificate or schedule furnished hereunder shall survive the Effective Time. The representations and warranties made by the Shareholders, CAI and Holdings in this Agreement and in any certificate or schedule furnished hereunder shall survive the Effective Time for a period of 180 days thereafter. None of the covenants or agreements in this Agreement shall survive the Effective Time, except for those covenants and agreements contained herein or therein that by their terms apply or are to be performed in whole or in part after the Effective Time, including without limitation, the covenants and agreements contained in Section 8.2 above.

         8.4 Termination. This Agreement may be terminated, and the transactions contemplated hereby abandoned, prior to the Closing as follows:

                  (a) by CAI, Holdings, MAII and the Company by mutual written consent;

                  (b) by CAI or Holdings in the event any of the conditions in
Section 5.2 have not been satisfied on or before June 14, 2002, through no fault of CAI or Holdings; or

                  (c) by MAII or the Company in the event any of the conditions in Section 5.3 have not been satisfied on or before June 14, 2002, through no fault of MAII or the Company;

         8.5 Effect of Termination. If this Agreement is terminated pursuant to Sections 8.4(a), (b) or (c) all rights and obligations of the parties hereunder shall terminate without liability of any party to any other party.

                                   ARTICLE IX
                               GENERAL PROVISIONS

         9.1 Headings. Section headings in this Agreement are for convenience of reference only, and shall not govern the interpretation of any of the provisions of this Agreement.

         9.2 Expenses. Each party hereto shall bear its own out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys) paid or incurred by such party in connection with the preparation, negotiation, execution, delivery, review, amendment, modification, and administration of this Agreement and the Merger; it being represented and warranted by the Shareholders that neither Holdings nor CAI have incurred any such expenses.

         9.3 Entire Agreement; Assignment. This Agreement and the attached Exhibits and Schedules embodies the entire agreement and understanding among CAI, Holdings, the Shareholders, MAII and the Company and supersede all prior agreements and understandings among such parties relating to the subject matter thereof. This Agreement may not be assigned without the prior written consent of the other parties.

         9.4 Benefits of this Agreement. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

         9.5 Amendment. No amendment or modification to this Agreement shall be effective, unless in writing and signed by all the parties.

         9.6 Severability. Any provision in this Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Agreement are declared to be severable.

         9.7 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party at
(a) its address or facsimile number set forth on the signature pages hereof or
(b) such other address or facsimile number as such party may hereafter specify. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mail, certified or registered with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified in this Section.

         9.8 Choice Of Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO ITS CHOICE OF LAWS PROVISIONS.

         9.9 Venue. THE EXCLUSIVE JURISDICTION FOR ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE IN THE STATE AND FEDERAL COURTS LOCATED IN DALLAS COUNTY, TEXAS AND EACH PARTY HERETO IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.

         9.10 Waiver Of Jury Trial. CAI, HOLDINGS, MAII AND THE COMPANY HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

         9.11 Counterparts; Facsimile. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement may be executed and delivered by facsimile copy. In the event that this Agreement is executed and delivered by facsimile copy, an original hard copy shall be delivered to the parties within 48 hours.

         IN WITNESS WHEREOF, CAI, Holdings, MAII and the Company have executed this Agreement as of the date first above written.

                                    GUMP & COMPANY, INC.


                                    By:
                                       -----------------------------------------
                                    Title:
                                          --------------------------------------

                                    Address:   192 Searidge Court
                                               Shell Beach, California  93449
                                    Attention: President



                                    CRD ACQUISITION, INC.


                                    By:
                                       -----------------------------------------
                                    Title:
                                          --------------------------------------

                                    Address:   192 Searidge Court
                                               Shell Beach, California  93449
                                    Attention: President



                                    MAII HOLDINGS, INC.


                                    --------------------------------------------
                                     Christie S. Tyler, Chief Executive Officer

                                    Address:  5805 Sepulveda Blvd., Suite 502
                                              Van Nuys, California 91411
                                    Fax:      (818) 909-9433

                                    CAR RENTAL DIRECT, INC.


                                    --------------------------------------------
                                     Christie S. Tyler, Chief Executive Officer

                                    Address:  5805 Sepulveda Blvd., Suite 502
                                              Van Nuys, California 91411
                                    Fax:      (818) 909-9433



                                    SHAREHOLDERS:


                                    --------------------------------------------
                                        Mark Disalvo

                                    Address:  192 Searidge Court
                                              Shell Beach, California  93449



                                    --------------------------------------------
                                        Kevin Halter, Jr.

                                    Address:  2591 Dallas Parkway, Suite 102
                                              Frisco, Texas  75034
                                    Fax:      (469) 633-0069



                                    OTHERS:


                                    --------------------------------------------
                                        Robert M. Kern

                                    Address:  23676 Blythe Street
                                              West Hills, California  91304
                                    Fax:      (501) 421-2755

                                    EXHIBIT I

                               ARTICLES OF MERGER

                                 [See attached]

                                   EXHIBIT II

                            REORGANIZATION AGREEMENT

                                 [See attached]



                                      II-1